Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Plaster Caster Inc. on Form 10-q for the year ending September 30 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,  JD Klamka, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Annual Report on form 10-K for the year ending September 30 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quaterly  Report on Form 10-Q for the period  ending September 30 2011 fairly presents, in all material respects, the financial condition and result of operations of Plaster Caster Inc.

November 21, 2011	By:	/s/ JD Klamka
JD Klamka
Chairman, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)